                                                                     EXHIBIT 4.6


                        FORM OF ADMINISTRATION AGREEMENT


                                      among


                   TOYOTA AUTO RECEIVABLES 200_-_ OWNER TRUST,
                                    as Issuer


                        TOYOTA MOTOR CREDIT CORPORATION,
                                as Administrator


                                       and


                                       o,
                              as Indenture Trustee


                                  Dated as of o

                                TABLE OF CONTENTS

                                                                                                               Page

         1.   Duties of the Administrator.....................................................................1
         2.   Records.........................................................................................6
         3.   Compensation....................................................................................6
         4.   Additional Information to be Furnished to the Issuer ...........................................7
         5.   Independence of the Administrator...............................................................7
         6.   No Joint Venture................................................................................7
         7.   Other Activities of Administrator...............................................................7
         8.   Term of Agreement; Resignation and Removal of Administrator.....................................7
         9.   Action upon Termination, Resignation or Removal.................................................8
         10.  Notices.........................................................................................9
         11.  Amendments......................................................................................9
         12.  Successor and Assigns...........................................................................10
         13.  Governing Law...................................................................................10
         14.  Headings........................................................................................10
         15.  Counterparts....................................................................................10
         16.  Severability of Provisions......................................................................10
         17.  Not Applicable to TMCC in Other Capacities......................................................10
         18.  Limitation of Liability of Owner Trustee and Indenture Trustee..................................10
         19.  Third-Party Beneficiary.........................................................................11

     ADMINISTRATION AGREEMENT dated as of o, among TOYOTA AUTO RECEIVABLES 200_-_ OWNER TRUST, a Delaware business trust (the "Issuer"), TOYOTA MOTOR CREDIT CORPORATION, a California corporation, as administrator (the "Administration"), and o, a [Delaware banking corporation], not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

                              W I T N E S S E T H:

     WHEREAS beneficial ownership interests in the Issuer represented by the Toyota Auto Receivables 200_-_ Owner Trust o% Asset Backed Certificates (the "Certificates") have been issued in connection with the formation of the Issuer pursuant to the Trust Agreement dated as of o (the "Trust Agreement"), between Toyota Motor Credit Receivables Corporation ("TMCRC"), a California corporation, as depositor, and o, as owner trustee (the "Owner Trustee"), to the owners thereof (the "Owners");

     WHEREAS the Issuer is issuing the Toyota Auto Receivables 200_-_ Owner Trust Class A-1o% Asset Backed Notes, the Toyota Auto Receivables 200_-_ Owner Trust Class A-2 o% Asset Backed Notes and the Toyota Auto Receivables 200_-_ Owner Trust Class A-3 o% Asset Backed Notes (collectively, the "Notes") pursuant to the Indenture dated as of o (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used herein and not defined herein shall have the meanings assigned such terms in the Indenture, the Trust Agreement or the Sale and Servicing Agreement dated as of o, among the Issuer, TMCC, as servicer, and TMCRC, as seller, as the case may be);

     WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Certificates and the Notes, including the Basic Documents;

     WHEREAS, pursuant to the Basic Documents, the Issuer and the Indenture Trustee are required to perform certain duties in connection with the Certificates, the Notes and the Collateral;

     WHEREAS the Issuer and the Indenture Trustee desire to appoint TMCC as administrator to perform certain of the duties of the Issuer and the Owner Trustee under the Basic Documents and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the issuer and the Owner Trustee may from time to time request; and

     WHEREAS the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Duties of the Administrator.

          (a) Duties with Respect to the Depository Agreements and the Indenture.

               (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Depository Agreements. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Depository Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreements. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                    (A) causing the Note Register to be kept and giving the
               Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

                    (B) preparing the notification to Noteholders of the final principal payment on their Notes (Section 2.07(b));

                    (C) fixing or causing to be fixed any specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.07(c));

                    (D) preparing or obtaining the documents and instruments
               required for the proper authentication of Notes and delivering the same to the Indenture Trustee (section 2.02);

                    (E) preparing, obtaining and/or filing of all in struments, opinions and certificates and other documents required for the release of collateral (Section 2.09) ;

                    (F) maintaining an office in the [Borough of Manhattan],
               City of New York, for the registration of transfer or exchange of Notes (Section 3.02);

                    (G) causing newly appointed Paying Agents, if any, to
               deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                    (H) directing the Indenture Trustee to deposit moneys with
               Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

                    (I) obtaining and preserving the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

                    (J) preparing all supplements, amendments, financing
               statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Trust Estate (Section 3.05);

                    (K) delivering the required Opinions of Counsel on the
               Closing Date and annually, in accordance with Section 3.06 of the Indenture, and delivering the annual Officers' Certificates and certain other statements as to compliance with the Indenture, in accordance with Section 3.09 of the Indenture (Sections 3.06 and 3.09);

                    (L) identifying to the Indenture Trustee in an Officers'
               Certificate and Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

                    (M) notifying the Indenture Trustee and the Rating Agencies of any Servicer Default pursuant to the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, taking all reasonable steps available to remedy such failure (Section 3.07(d));

                    (N) preparing and obtaining documents and instruments
               required for the release of the, Issuer from its obligations under the Indenture (Section 3.10(b));

                    (O) delivering notice to the Indenture Trustee of each Event of Default and each other default by the Servicer or the Seller under the Sale and Servicing Agreement (Section 3.19);

                    (P) monitoring the Issuer's obligations as to the
               satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and obtaining the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

                    (Q) complying with any written directive of the Indenture
               Trustee with respect to any sale of any portion of the Trust Estate in connection with any Event of Default (Section 5.04);]

                    (R) preparing and delivering of notice to Noteholders of any removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);

                    (S) preparing all written instruments required to confirm
               the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

                    (T) furnishing the Indenture Trustee with the names and
               addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

                    (U) preparing and, after execution by the Issuer, filing
               with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with the Commission and any applicable state agencies (including any summaries thereof required by rules and regulations prescribed thereby), and transmitting of such summaries to the Noteholders (Section 7.03);

                    (V) opening the Trust Accounts, preparing the related Issuer
               Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02 and 8.03);

                    (W) preparing any Issuer Request and Officers' Certificates and obtaining any Opinions of Counsel and Independent Certificates necessary for the release of the Trust Estate (Sections 8.04 and 8.05);

                    (X) preparing Issuer Orders and obtaining Opinions of
               Counsel with respect to the execution of any supplemental indentures, and mailing notices to the Noteholders with respect thereto (Sections 9.01, 9.02 and 9.03);

                    (Y) executing and delivering new Notes conforming to the
               provisions of any supplemental indenture, as appropriate (Section 9.06);

                    (Z) notifying Noteholders of any redemption of the Notes or causing the Indenture Trustee to provide such notice (Section 10.02);

                    (AA) preparing all Officers' Certificates, Opinions of
               Counsel and Independent Certificates with respect to any requests by the Issuer of the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

                    (BB) preparing and delivering Officers' Certificates and
               obtaining Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

                    (CC) notifying the Rating Agencies, upon any failure of the
               Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04);

                    (DD) preparing and delivering to Noteholders and the
               Indenture Trustee any agreements with respect to alternate payment and notice provisions (Section 11.06);

                    (EE) recording the Indenture, if applicable (Section 11.15);
               and

               (ii) The Administrator also will:

                    (A) pay the Indenture Trustee from time to time the reasonable compensation provided for in the Indenture with respect to services rendered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust);

                    (B) reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel) to the extent the Indenture Trustee is entitled to such reimbursement by the Issuer under the Indenture;

                    (C) indemnify the Indenture Trustee for, and hold it harmless against, any losses, liability or expense incurred without negligence or bad faith on the part of the Indenture Trustee, arising out of or in connection with the acceptance or administration of the trusts and duties contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection therewith to the extent the Indenture Trustee is entitled to such indemnification from the Issuer under the Indenture; and

                    (D) indemnify the Owner Trustee for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Owner Trustee, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, the Indenture, the Depository Agreements or this Administration Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

          (b) Additional Duties.

               (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations, and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the

          Owner Trustee to take pursuant to the Basic Documents. Subject to
          Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. [Such responsibilities shall Include, the obtainment and maintenance of any licenses required to be obtained or maintained by the Trust under the Pennsylvania Motor Vehicle Sales Finance Act. In addition, the Administrator shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any amendment to, the Pennsylvania Motor Vehicle Sales Finance Act that would affect the duties or obligations of the Indenture Trustee, or the Owner Trustee under any Basic Document and shall assist the Indenture Trustee or the Owner Trustee in obtaining and maintaining any licenses required to be obtained or maintained by the Indenture Trustee or the Owner Trustee thereunder. In connection therewith, the Administrator shall pay all fees and expenses under such Act.]

               (ii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

               (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.05(a), (b), (c) and (d) of the Trust Agreement with respect to, among other accounting and reports to Owners; provided, however, that the Owner Trustee shall remain exclusively responsible for the distribution of the Schedule K-1s necessary to enable each Owner to prepare its federal and state income tax returns.

               (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Issuer payable by the Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Owner Trustee which shall perform the obligations of the Administrator thereunder. In connection with paragraph (ii) above, the Accountants will provide prior to o, a letter in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

               (v) The Administrator shall perform the duties of the Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

               (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

          (c) Non-Ministerial Matters.

               (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                    (A) the amendment of the Indenture or execution of any
               supplement to the Indenture;

                    (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                    (C) the amendment, change or modification of any of the
               Basic Documents;

                    (D) the appointment of successor Note Registrars, successor
               Paying Agents or successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations, under the Indenture; and

                    (E) the removal of the indenture Trustee.

               (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Basic Documents, (y) sell the Trust Estate pursuant to Section 5.04 of the Indenture or (z) take any other action that the issuer directs the Administrator not to take on its behalf.

     2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Company at any time during normal business hours.

     3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a fee of $o per month which shall be solely an obligation of the Servicer.

     4. Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall, reasonably request.

     5. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer hereunder or otherwise, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee, and shall not otherwise be or be deemed an agent of the Issuer or the Owner Trustee.

     6. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting as an administrator for any other person or entity, or in a similar capacity therefor, even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

     8. Term of Agreement; Resignation and Removal of Administrator.

          (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

          (b) Subject to Section 8(e), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days, prior written notice.

          (c) Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days, prior written notice.

          (d) Subject to Section 8(e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

               (i) the Administrator shall fail to perform in any material respect any of its duties under this Agreement and, after notice of such default, shall not cure such default within o days (or, if such default cannot be cured in such time, shall not give within such o days such assurance of timely and complete cure as shall be reasonably satisfactory to the Issuer);

               (ii) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator for the Administrator (or, so long as the Administrator is TMCC, the Seller) in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of o consecutive days; or

               (iii) the consent by the Administrator (or, so long as the Administrator is TMCC, the Seller) to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrator (or, so long as the Administrator is TMCC, the Seller) of or relating to substantially all of their property, or the Administrator (or, so long as the Administrator is TMCC, the Seller) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the happening of such event.

          (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

          (f) The appointment of any successor Administrator shall be effective only after each Rating Agency has provided to the Owner Trustee and the Indenture Trustee written notice that the proposed appointment will not result in the reduction or withdrawal of any rating then assigned by such Rating Agency to any Class of Notes or the Certificates.

          (g) Subject to Section 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically succeed to the rights, duties and obligations of the Administrator under this Agreement.

     9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to or to the order of the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator in the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

     10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

          (a) if to the Issuer or the Owner Trustee, to

              Toyota Auto Receivables 200_-_ Owner Trust
              In care of
                        --------------------------------------------------

                        --------------------------------------------------

                        --------------------------------------------------
                        Attention:
                                  ----------------------------------------

          (b) if to the Administrator, to

              Toyota Motor Credit Corporation
              19001 South Western Avenue
              Torrance, California  90509
              Attention:
                        --------------------------------------------------


          (c) if to the Indenture Trustee, to

                        --------------------------------------------------

                        --------------------------------------------------

                        --------------------------------------------------
                        Attention:
                                  ----------------------------------------

     or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as Provided above.

     11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or modifying or changing in any manner or eliminating any of the provisions of this Agreement; provided that such amendment does not and will not, in the Opinion of Counsel satisfactory to the Indenture

Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the written consent of the Owner Trustee and the holders of Notes evidencing at least a majority in the Outstanding Amount of the Notes and the holders of Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the holders of Notes and Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

     12. Successor and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and the conditions precedent to appointment of a successor Administrator set forth in Section 8 are satisfied. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner' as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

     16. Severability of Provisions. If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the other rights of the parties hereto.

     17. Not Applicable to TMCC in Other Capacities. Nothing in this Agreement shall affect any obligation TMCC may have in any other capacity.

     18. Limitation of Liability of Owner Trustee and Indenture Trustee.

          (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by ____________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall _______________ in its individual capacity or any Owner have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of [Articles VI, VII and VIII] of the Trust Agreement.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by _________________ not in its individual capacity but solely as Indenture Trustee and in no event shall _____________________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     19. Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.


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


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        TOYOTA AUTO RECEIVABLES 200_-_ OWNER
                                        TRUST

                                        By:    [Name of Owner Trustee]
                                               not in its individual capacity
                                               but solely as Owner Trustee,


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                        [Name of Indenture Trustee]
                                        not in its individual capacity but
                                        solely as Indenture Trustee,


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        TOYOTA MOTOR CREDIT CORPORATION,
                                        as Administrator,

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:






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